April 14, 1997



Dear Shareholder:

The Annual Meeting of Shareholders of Cerner Corporation (the "Company") will be held at 10:00 a.m., local time, on May 20, 1997, at the American Heartland Theater located at 2450 Grand Avenue, Kansas City, Missouri 64108. The enclosed notice of the meeting and proxy statement contains detailed information about the business to be transacted at the meeting.

The  Board  of Directors has nominated two Class II  Directors.
The Board recommends that you vote for the nominees.

In addition to the election of the Board of Directors, you are being asked to approve the appointment of KPMG Peat Marwick LLP as independent public accountants of the Company for 1997. The Board of Directors recommends that you vote for KPMG Peat Marwick LLP.

On behalf of the Board of Directors and Management, I cordially invite you to attend the Annual Meeting of Shareholders.

The prompt return of your Proxy in the enclosed business reply envelope will help insure that as many shares as possible are represented.

Very truly yours,

CERNER CORPORATION



Clifford W. Illig
President and Chief Operating Officer

Enclosures

                       CERNER CORPORATION
                     2800 Rockcreek Parkway
                   Kansas City, Missouri 64117

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON MAY 20, 1997

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Cerner Corporation, a Delaware corporation (the "Company"), will be held at the American Heartland Theater located at 2450 Grand Avenue, Kansas City, Missouri 64108, on May 20, 1997, at 10:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the following purposes:

        a. to elect two Class II Directors to serve for a three year term until the 2000 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

        b. to consider and act upon ratification and approval of the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending January 3, 1998; and

        c. to consider and act upon any other matters which may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

      The foregoing matters are more fully described in the accompanying Proxy Statement.

      In accordance with the provisions of the Bylaws of the Company, the Board of Directors has fixed the close of business on March 28, 1997, as the record date for the determination of the holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting of Shareholders.

      The Board of Directors of the Company solicits you to sign, date and promptly mail the Proxy in the enclosed postage prepaid envelope, regardless of whether or not you intend to be present at the Annual Meeting of Shareholders. You are urged, however, to attend the Annual Meeting of Shareholders.

                              BY ORDER OF THE BOARD OF DIRECTORS,

                              /s/Richard J. Wall, Jr.

                              Richard J. Wall, Jr.
                              Secretary

Kansas City, Missouri
April 14, 1997

                       CERNER CORPORATION
                     2800 Rockcreek Parkway
                   Kansas City, Missouri 64117

                         --------------
                         PROXY STATEMENT

                         --------------

                          INTRODUCTION

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cerner Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held on May 20, 1997, commencing at 10:00 a.m., local time, at the American Heartland Theater, 2450 Grand Avenue, Kansas City, Missouri 64108, and any adjournment thereof (the "Annual Meeting"). The Company anticipates mailing this Proxy Statement, the accompanying form of Proxy and the Notice of Annual Meeting of Shareholders to the holders of record of outstanding shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") as of March 28, 1997, on or about April 14, 1997.

      Only the holders of record of shares of Common Stock as of the close of business on March 28, 1997 are entitled to vote on the matters to be presented at the meeting, either in person or by proxy. Holders of shares of Common Stock are entitled to one vote per share outstanding in their names on the record date with respect to such matters. At the close of business on March 28, 1997, there were outstanding and entitled to vote a total of 32,857,844 shares of Common Stock, constituting all of the outstanding voting securities of the Company.

       You are requested to complete, date and sign the accompanying Proxy and return it promptly in the enclosed postage prepaid envelope. Your Proxy may be revoked at any time prior to its exercise by written notice of revocation delivered to the Secretary of the Company. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a Proxy, but your Proxy will not be used if you attend the Annual Meeting and prefer to vote in person. The persons designated as proxies were selected by the Board of Directors and are officers and directors of the Company. Proxies duly executed and received in time for the Annual Meeting will be voted in accordance with shareholders' instructions. If no instructions are given, Proxies will be voted as follows:

       a. to elect Thomas C. Tinstman, M.D. and Clifford W. Illig as Class II Directors to serve for a three year term until the 2000 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

        b.  to  ratify  and approve the selection  of  KPMG  Peat
     Marwick LLP as the Company's independent auditors for the fiscal year ending January 3, 1998; and

   c. in the discretion of the proxy holder as to any other matter coming before the Annual Meeting.

                       QUORUM REQUIREMENTS

     The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required for a quorum to transact business at the Annual Meeting, but if a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.


         VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      The table below sets forth information, as of March 1, 1997 (unless otherwise indicated below), with respect to the beneficial ownership of the issued and outstanding shares of Common Stock by (i) each person known to the Company to own beneficially more than 5 percent of the aggregate shares of Common Stock outstanding, (ii) each director and nominee for election as a director, (iii) each executive officer named in the Summary Compensation Table, and (iv) the executive officers and directors of the Company as a group. Each of the persons, or group of persons, in the table below has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them, except as otherwise indicated.

                                      Amount and Nature
                                        of Beneficial         Percent of Shares
Name and Address of Beneficial Owner      Ownership              Outstanding
------------------------------------  -----------------       -----------------
Neal L. Patterson                       3,491,741 (1)              10.60%
Clifford W. Illig                       3,551,894 (2)              10.79%
Waddell & Reed, Inc.                    1,791,800 (3)               5.45%
Jeffrey C. Reene                          153,833                      *
Gerald E. Bisbee, Jr.                      81,400 (4)                  *
Michael E. Herman                         54,000  (5)                  *
Thomas C. Tinstman, M.D.                  29,317  (6)                  *
Jack A. Newman, Jr.                       18,501  (7)                  *
John C. Danforth                          13,300  (8)                  *
Thomas A. McDonnell                        8,000  (9)                  *

All directors, nominees and executive
 officers, as a group (12 persons)     7,474,141                   22.57%
____________________

*  Less than one percent

(1)Includes 36,000 shares issuable under presently exercisable stock options, 196,000 shares held in trust for minor children with Jeanne Lillig-Patterson, wife of Neal L. Patterson, serving as trustee and 9,000 shares, which Mr. Patterson gifted to a charitable foundation, for which he has shared voting and dispositive power. Excludes 46,566 shares held by Jeanne Lillig-Patterson, wife of Neal L. Patterson, as to all of which Mr. Patterson disclaims beneficial ownership. The address for Mr. Patterson is Cerner Corporation, 2800 Rockcreek Parkway, Kansas City, Missouri 64117.

(2)Includes 24,000 shares issuable under presently exercisable stock options, 144,000 shares held in trust for minor children with Bonne A. Illig, wife of Clifford W. Illig, serving as trustee and 88,900 shares, which Mr. Illig gifted to a charitable foundation, for which he has shared voting and dispositive power. The address for Mr. Illig is Cerner
   Corporation,  2800  Rockcreek Parkway, Kansas  City,  Missouri
   64117.

(3)According to Schedule 13G, dated January 31, 1997, and filed by Waddell & Reed, Inc., Waddell & Reed Inc. has sole dispositive and voting power with respect to 1,791,800 shares of Common Stock. The address for Waddell & Reed, Inc. is 6300 Lamar Avenue, Overland Park, Kansas 66202-4200.

(4)Includes 80,000 shares issuable under presently exercisable stock options.

(5)Includes 16,000 shares issuable under presently exercisable stock options, 15,000 shares held by the Herman Family Trading Company, a partnership in which Mr. Herman is a general partner, 20,000 shares held in the Michael E. Herman Revocable Trust, and 3,000 shares held by Vail Fishing
   Partners, a partnership in which Mr. Herman is a general partner. Excludes 2,800 shares owned by his spouse and 200 shares owned by his son as to which Mr. Herman disclaims beneficial ownership.

(6)Includes 7,000 shares issuable under presently exercisable stock options.

(7)Includes 10,000 shares issuable under presently exercisable stock options.

(8)Includes 8,000 shares issuable under stock options which are exercisable on May 14, 1997.

(9)Includes 8,000 shares issuable under stock options which are exercisable on May 14, 1997.

                      ELECTION OF DIRECTORS

      The Certificate of Incorporation of the Company provides that the number of directors of the Company shall be fixed by, or in the manner provided in, the Bylaws of the Company and divided into three classes as nearly equal as possible, each having a term of three years. Each year the term of office of one class of directors expires. Immediately following the Annual Meeting the number of directors will be seven. During the fall of 1996, Charles S. Runnion, III, then an executive officer and Class II Director, resigned to take another position. The Board of Directors has elected not to nominate a new director to fill this position. As a result, the three classes of directors would not be as equal as possible since Class II would only have one member while Classes I and II each have three members. Therefore, Clifford W. Illig has agreed to resign as a Class III Director effective at the Annual Meeting and stand for election as a Class II Director in order to balance the Classes.

      The Board of Directors intends to present for action at the Annual Meeting the election of Thomas C. Tinstman, M.D., a present Class II Director, whose term expires at the Annual Meeting, and Clifford W. Illig, a present Class III Director, as Class II Directors, to serve for a three year term until the 2000 Annual Meeting of Shareholders, and until their respective successors are duly elected and qualified.

      The  Directors  in  Class I (Neal L. Patterson,  Thomas  A.
McDonnell and John C. Danforth) and the Directors in Class III (Gerald E. Bisbee, Jr., and Michael E. Herman) have been elected to terms expiring at the time of the Annual Meetings of Shareholders in 1999 and 1998, respectively. No shareholder may vote in person or by proxy for greater than two nominees at the Annual Meeting. Shareholders do not have cumulative voting rights in the election of directors. Directors will be elected by the plurality vote of the holders of shares of Common Stock entitled to vote at the Annual Meeting and present in person or by proxy.

      It  is  intended that shares represented by a  Proxy  given pursuant to this solicitation will be voted in favor of the election of Thomas C. Tinstman, M.D. and Clifford W. Illig as the Class II Directors, unless such authority is specifically withheld. In the event that either of such persons should become unavailable for election, it is intended that the shares of Common Stock represented by the Proxy will be voted for such substitute nominees as may be nominated by the Board of
Directors. All of the above named persons have indicated willingness to serve if elected and it is not anticipated that any of them will become unavailable for election.

      The Certificate of Incorporation and Bylaws of the Company provide that advance notice of shareholder nominations for an election of directors must be given. Written notice of the shareholder's intent to make a nomination at a meeting of shareholders must be received by the Secretary of the Company not later than 120 days in advance of the date of such meeting in the case of an annual meeting and, in the case of a special meeting, not more than seven days following the date of notice of the meeting. The notice must contain (i) the name and address of the shareholder who intends to make the nomination and of the person to be nominated, (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, (iii) the names and addresses, as they appear in the Company's books, of such shareholder, (iv) the class and number of shares beneficially owned by such nominating shareholder and each nominee proposed by such shareholder, (v) a description of all arrangements or understandings between the nominating shareholder and each nominee and any other person or persons (naming such person or persons), pursuant to which the nomination or nominations are to be made, (vi) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, as then in effect, if the Company were soliciting proxies for the election of such nominees, and (vii) the consent of the nominee to serve as a director of the Company if so elected. No such notice has been received, and the chairman of the Annual Meeting is entitled to refuse to acknowledge the nomination of any person which is not made in compliance with the foregoing procedure. In any event, the Board of Directors has no reason to believe that anyone will attempt to nominate another candidate for director.

     The following table sets forth certain information as to the persons nominated by the Board of Directors for election as directors of the Company and each director whose term of office will continue after the Annual Meeting:

                                                Director Since/
Name                                       Age   Term Expires
----                                       ---  ---------------
To Serve in Office Until 1999 (Class I)
     Neal L. Patterson (1)                 47      1980/1999
     Thomas A. McDonnell (2)(3)            51      1996/1999
     John C. Danforth (2)(3)               60      1996/1999

To Serve in Office Until 2000 (Class II)
     Clifford W. Illig (1)                 46      1980/2000
     Thomas C. Tinstman, M.D.              52      1989/2000

To Serve in Office Until 1998 (Class III)
     Gerald E. Bisbee, Jr. (2)             54      1988/1998
     Michael E. Herman (1)(3)              55      1995/1998

____________________
(1)  Member of Executive Committee.
(2)  Member of Audit Committee.
(3)  Member of Compensation Committee.


      Gerald E. Bisbee, Jr. has been a Director of the Company since February 1988. He has been Chairman of the Board of Directors and Chief Executive Officer of Apache Medical Systems, Inc. since December 1989. Apache Medical Systems, Inc. implements and analyzes healthcare support systems for intensive care units. Mr. Bisbee has served as a director of Geriatric and Medical Centers, Inc. since 1988, and has served as a director of Yamarchi Capital Funds since 1989.

      John C. Danforth has been a Director of the Company since May 1996. He has been a partner in the law firm of Bryan Cave LLP since 1995. For more than five years prior to 1995 he was a member of the United States Senate. Mr. Danforth is a director of Dow Chemical Corporation.

      Michael E. Herman has been a Director of the Company since May 1995. He is President of the Kansas City Royals Baseball
Club, Chairman of the Investment Committee of the Kauffman Foundation (President from 1985 to 1990) and was the Executive Vice President and Chief Financial Officer of Marion Laboratories, Inc. from 1974 to 1990. Mr. Herman is a director of Janus Capital Corporation, Seafield Capital Corporation, Agouron Pharmaceuticals, Inc., and SCH Corporation.

     Clifford W. Illig was Executive Vice President, Secretary, Treasurer and Chief Financial Officer and a Director of the Company from its incorporation to May 1987. From May 1987 to May 1993, he was a Director, President, Chief Operating Officer and
Chief Financial Officer of the Company. Since May 1993, he has been a Director, President and Chief Operating Officer.

     Thomas A. McDonnell has been a Director of the Company since May 1996. He is President and Chief Executive Officer of DST Systems, Inc., a provider of sophisticated information processing and computer software services and products, primarily to mutual funds, insurance providers, banks and other financial services organizations. Mr. McDonnell joined DST Systems, Inc. in 1969 and has been President since 1973. Mr. McDonnell is a director of DST Systems, Inc., Janus Capital Corporation, Nellcor-Puritan-Bennett Corporation, Informix Software, Inc., BHA Group, Inc., and Computer Sciences Corporation.

      Neal L. Patterson was President, Chairman of the Board of Directors and Chief Executive Officer of the Company from its incorporation to May 1987. Since May 1987, he has been Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Patterson has served as a director of LabOne since August 1988.

      Thomas C. Tinstman, M.D. has been a Director of the Company since May 1989. In November, 1995 Dr. Tinstman became Senior Vice President of the Company. From February, 1994 to October, 1995 Dr. Tinstman was director of Medical Informatics with University of Texas Medical Branch in Galveston, Texas. Prior to that he was a physician in private practice with Internal
Medicine Associates, P.C. in Omaha, Nebraska. From 1977 to January, 1994, Dr. Tinstman served as Associate Medical Director of Pulmonary Medical Services at Bishop Clarkson Memorial Hospital and as Medical Director of the Respiratory Therapy Department of Midland Hospital, both in Omaha, Nebraska. Dr. Tinstman has served as a director of Smith-Haynes Trust, Inc. since 1988.

Meetings of the Board and Committees

     The Board of Directors has established Executive, Audit, and Compensation Committees of the Board of Directors, but does not have a Nominating Committee. During 1996, the Board of Directors held nine meetings. Each incumbent director attended at least 90 percent of the meetings of the Board of Directors and each committee of the Board of Directors of which he was a member.

      The Executive Committee acts in place of the Board of Directors when the Board of Directors is not in session and may exercise all of the powers of the Board of Directors, except with respect to certain corporate matters, including mergers, dissolution, sale of property, issuance of stock, declaring dividends or amending the Certificate of Incorporation or Bylaws of the Company.

      The Audit Committee assists the Board of Directors in fulfilling its responsibilities with respect to the accounting and financial reporting practices of the Company and in addressing the scope and expense of audit and related services provided by the Company's independent accountants.

     The Compensation Committee reviews and approves the Company's compensation policies and practices, establishes compensation for directors and Mr. Illig and Mr. Patterson, reviews and approves the compensation of the other executive officers of the Company, and approves major changes in the Company's benefit plans.

                     EXECUTIVE COMPENSATION

      The following table sets forth certain information with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company as to whom the total salary and bonuses for the fiscal year ended December 28, 1996 exceeded $100,000:

                   Summary Compensation Table
                                                  Annual Compensation       All Other
                                                  -------------------      Compensation
Name and Principal Position               Year    Salary($)    Bonus($)       ($)(1)
---------------------------               ----    ---------    --------    ------------
Neal L. Patterson                         1996     350,000      90,000          660
 Chairman of the Board of Directors and   1995     339,744     123,750          654
 Chief Executive Officer                  1994     293,750      66,016          654

Jack A. Newman, Jr. (2)                   1996     317,596     131,250          660
 Executive Vice President                 1995        -           -              -
                                          1994        -           -              -

Clifford W. Illig                         1996     275,000      78,750          660
 President and Chief Operating Officer    1995     275,513     116,250          654
                                          1994     264,500      66,016          654

Thomas C. Tinstman, M.D. (3)              1996     300,000        -             660
 Senior Vice President                    1995      75,000        -             106
                                          1994        -           -              -

Jeffrey C. Reene                          1996     158,325      75,755          660
 Executive Vice President                 1995     156,450      75,525          654
                                          1994     152,675      52,083          654

____________________
(1)Consists of $600, being the Company's matching contribution to the named individual's account in the Cerner Corporation Associate 401(k) Retirement Plan, and $60, being the insurance premiums paid by the Company with respect to term life insurance for each named individual.

(2)Mr. Newman became an executive officer of the Company on January 2, 1996.

(3)Dr. Tinstman became an executive officer of the Company on October 1, 1995.

Stock Option Plans

      The following table reports information with respect to the award  of  stock options during the year ended December 28,  1996
for   each  of  the  named  executive  officers  in  the  Summary
Compensation Table:


                                Option Grants In Last Fiscal Year
                                Number of    Percent of
                               Securities   total options
                               underlying    granted to     Exercise
                                Options       employees       price    Expiration      Grant date
Name                           granted (#)  in fiscal year   ($/Sh)       date     present value ($)
----                           -----------  --------------  --------   ----------  -----------------
Jack A. Newman, Jr. (1)(3)       150,000         15.9%        20.50     12/29/21       1,938,454
Thomas C. Tinstman, M.D. (2)(3)  100,000         10.6%        18.50     01/12/21       1,166,224

____________________
(1)These options were issued at the fair market value of the Company's Common Stock on the date of grant. The options become exercisable in varying amounts ranging from 10,000 shares to 20,000 shares per year, assuming the optionee remains an employee of the Company, over a period of 10 years from the date of grant except that such options may become exercisable earlier in the event that there occurs a change of control of the Company or both Neal L. Patterson and Clifford W. Illig are no longer employed by the Company.

(2)These options were issued at the fair market value of the Company's Common Stock on the date of grant. The options become exercisable in varying amounts ranging from 7,000 shares to 13,000 shares per year, assuming the optionee remains an employee of the Company, over a period of 10 years from the date of grant except that such options may become exercisable earlier in the event that there occurs a change of control of the Company.

(3)The grant date present value was calculated using the Black-Scholes option pricing model with the following assumptions: expected dividend yield of zero percent; expected volatility factor of 49.2%; weighted-average risk-free interest rate of 6.3%; and a weighted-average expected life of eight years for each option.

     The following table reports information with respect to the December 28, 1996 option values for each of the named executive officers in the Summary Compensation Table:

Aggregated Option Exercises In Last Fiscal Year and December 28, 1996 Option Values
                                                      Number of
                                                      Securities
                                                      Underlying
                                                     Unexercised
                                                      Options at         Value of Unexercised
                                                     December 28,      In-the-Money Options at
                                                       1996 (#)         December 28, 1996 ($)
                           Shares                 -----------------   ------------------------
                         Acquired on     Value       Exercisable/           Exercisable/
Name                     Exercise (#)  Realized   Unexercisable (1)      Unexercisable (1)
----                     ------------  --------   -----------------   ------------------------
Neal L. Patterson             -           -        36,000/324,000                 0/0
Jack A. Newman, Jr.           -           -        10,000/140,000                - /0
Clifford W. Illig             -           -        24,000/216,000                 0/0
Thomas C. Tinstman, M.D.      -           -             -/100,000                - /0
Jeffrey C. Reene           152,000    2,686,500           -                        -

____________________
(1)The numbers in the column headed Number of Securities Underlying Unexercised Options/SARs at December 28, 1996 and the dollar amounts in the column headed Value of Unexercised In-the-Money Options at December 28, 1996 reflect (i) the number of shares of Common Stock into which options are exercisable and (ii) the difference between the fair market value of such shares of Common Stock and the exercise price of the options.


Director Compensation

     Nonemployee directors of the Company receive compensation of $2,500 for each meeting of the Board of Directors attended and an additional $500 for each committee meeting attended, plus reimbursement for expenses incurred in connection with attendance at Board of Directors meetings. During 1996, payments, excluding expense reimbursements were $15,500 to Mr. Bisbee, $15,000 to Mr. Herman, $11,000 to Mr. McDonnell, and $11,000 to Mr. Danforth.

Executive Compensation

      The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed of the individuals listed below. All of the members of the Compensation Committee are outside directors. The Stock Option Committee of the Board of Directors (the "Stock Option Committee") is comprised of all of the members of the Board of Directors of the Company. The Compensation Committee reviews and approves the Company's compensation policies and practices, establishes compensation for directors and Mr. Illig and Mr. Patterson, reviews and approves the compensation of the other executive officers of the Company, and approves major changes in the Company's benefit plans. The Stock Option Committee administers the Company's stock option plans and, among other matters, approves grants of options under such plans including those recommended by the Compensation Committee.

      The compensation policies of the Company have been designed to enable the Company to attract, motivate and retain experienced and qualified executives. The Company seeks to provide competitive salaries based upon individual performance, together with quarterly cash bonuses awarded for the achievement of goals established by the Compensation Committee. In addition, it has been the policy of the Company to grant stock options to executives upon their commencement of employment with the Company or their becoming such executive officers in an effort to strengthen the mutuality of interests between such executives and the Company's shareholders.

     Annual Compensation

     Total annual cash compensation for executive officers of the Company consists of base salary and a potential annual cash bonus based upon an incentive plan adopted each year by the Compensation Committee. Total annual cash compensation varies each year based on changes in base salary and in the cash bonus. The Company's compensation levels for 1996 were established on a plan year of April 1 through March 31. Therefore, salaries and bonuses earned during 1996 are the result of three months under the 1995 plan and nine months under the 1996 plan.

     The incentive plan for executive officers other than Mr. Patterson and Mr. Illig, consists of various objective goals, both related to areas for which such executive officer has responsibility and for Company wide performance. Attainment of each goal is objective, but the amount of the bonus is also affected by a subjective analysis of the executive's overall performance. For Mr. Patterson and Mr. Illig, the goals during the 1995 and 1996 plan years consisted of earnings per share (60 percent), client satisfaction (20 percent) and employee satisfaction (20 percent). Attainment by Messrs. Patterson and Illig of these goals is done on an objective basis without any subjective analysis of their overall performance. Under the incentive plan, each executive may earn up to a maximum amount approved by the Compensation Committee on a subjective basis designed to create a significant incentive in relation to such executive's salary. During 1996 the Company's executive officers, as a group, earned approximately 52 percent of the bonuses available.

      The  salary  of  each executive officer is  approved  on  a subjective basis by the Compensation Committee at a level believed to be sufficient to attract and retain qualified individuals. In making this determination, the Compensation Committee considers the executive's performance, salary levels at other competing businesses and the Company's performance. In approving salaries and incentive plan payments for 1996, the Compensation Committee considered, among other matters, the Company's performance during 1995 and the compensation of the five most highly compensated officers for 1994 and 1995 of the Company's principle competitors for which information was available, although the Compensation Committee did not target compensation to any particular group of these companies. The factors impacting base salary levels are not independently assigned specific weights but are subjectively considered by the Compensation Committee.

      Mr. Patterson's compensation during the year ended December 28, 1996 consisted of $350,000 in salary and $90,000 in payments earned under the Company's incentive plan. Mr. Patterson earned approximately 40 percent of the incentives available under the incentive plan during 1996, all related to client satisfaction and employee satisfaction. In determining Mr. Patterson's salary and potential incentive plan payments for 1996, the Compensation Committee considered, among other matters, the Company's performance during 1995 and the compensation of the five most highly compensated officers for 1994 and 1995 of the Company's principle competitors for which information was available, although the Compensation Committee did not target his compensation to any particular group of these companies.

     Long-Term Incentive Compensation

      The long-term incentive compensation for executive officers has consisted of awards of stock options granted under the
Company's stock option plans typically only upon their commencement of employment with the Company or promotion to executive officer and creates an incentive for executive officers to contribute to sustained, long-term growth in the Company's performance. The Stock Option Committee and the Compensation Committee believe that stock options create a mutuality of interest between the Company's executive officers and shareholders. Stock option grants provide the right to purchase shares of Common Stock at a specified exercise price. All stock options issued to executive officers to date have exercisable prices equal to the fair market value of the Common Stock on the date of the grant of the stock option.

     Compensation Committee Interlocks and Insider Participation

       The Company owns approximately 2.7 percent of the outstanding equity securities of Apache Medical Systems, Inc.
Mr. Patterson was a member of the Board of Directors of that corporation and served on its compensation committee until July 14, 1996. Mr. Bisbee is Chairman of the Board of Directors and Chief Executive Officer of that corporation. As a result, Mr. Patterson was one of the individuals determining the compensation of Mr. Bisbee at Apache Medical Systems, Inc.

     Committee Members

          Members of the Compensation Committee:

               John C. Danforth
               Michael E. Herman
               Thomas A. McDonnell

          Members of the Stock Option Committee:

               Neal L. Patterson
               Clifford W. Illig
               Gerald E. Bisbee, Jr.
               John C. Danforth
               Michael E. Herman
               Thomas A. McDonnell
               Thomas C. Tinstman, M.D.

Company Performance

      The following graph presents a comparison for the five-year period ended December 31, 1996 of the performance of the Common Stock of the Company with the Nasdaq Composite Index (as calculated by The Center for Research in Security Prices), the Nasdaq Computer/Data Processing Group (as calculated by The Center for Research in Security Prices) and an index of peer companies selected by the Company:

          Comparison of 5 Year Cumulative Total Return
                         12/31/91     12/31/92     12/31/93     12/30/94     12/29/95      12/31/96
Cerner Corp.              100.00       442.00       696.00       706.00       656.00        496.00
Peer Group                100.00       129.60        96.40       134.90       225.90        313.90
Nasdaq Computer/          100.00       107.60       113.90       138.20       210.50        259.90
Data Processing Group
Nasdaq Composite Index    100.00       116.40       133.60       130.60       184.70        227.20

      The above comparison assumes $100 was invested on December 31, 1991 in Common Stock of the Company and in each of the foregoing indices and assumes reinvestment of dividends. The results of each component issuer of each group are weighted according to such issuer's stock market capitalization at the beginning of each year.

      The peer group of companies was selected based upon their being in the business of providing large scale software programs and information system related services. Companies in the peer group are HBO & Company, Keane Inc., Policy Management Systems Corporation and Shared Medical Systems Corporation. The Company's peer group used in the 1996 Proxy also included Cycare Systems Inc. and Hogan Systems, Inc. Hogan Systems, Inc. was acquired during 1996 by a company that did not meet the peer group description and has therefore been deleted from the peer group. Cycare Systems Inc. was acquired during 1996 by HBO & Company.

RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has selected the firm of KPMG Peat Marwick LLP as the Company's independent certified public accountants to audit the financial statements of the Company for the fiscal year ending January 3, 1998. KPMG Peat Marwick LLP has served as auditors for the Company since 1983.

     It is expected that representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and also will be available to respond to appropriate questions.

      The  affirmative vote of a majority of the shares of Common
Stock present or represented at the Annual Meeting is required for the ratification of the selection of KPMG Peat Marwick LLP as independent public accountants.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE
 APPROVAL AND RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP.


                      CERTAIN TRANSACTIONS

      The Company leases an airplane from a company owned by Mr. Neal L. Patterson and Mr. Clifford W. Illig. The airplane is leased on a per mile basis with no minimum usage guarantee. The Company has a right of first refusal on usage of the airplane to guarantee its availability to the Company. The lease rate is believed to approximate fair market value for this type of aircraft. During 1995 and 1996, respectively, the Company paid an aggregate of $420,555 and $370,562 for rental of the airplane. The airplane is used principally by Mr. Patterson to increase the number of client visits he can make and to reduce the physical strain of his heavy travel schedule.

      In January of 1995, the Company entered into a license agreement with Apache Medical Systems, Inc. ("Apache") allowing the Company to license certain products of Apache to the Company's clients. Royalty payments to Apache are based upon the number and size of the Company's clients that license the Apache products. During 1995, the Company paid $250,000 in advance royalties under the agreement. During 1996, the Company made no royalty payments under the agreement. The Company owns approximately 2.7 percent of Apache's outstanding equity securities and Mr. Gerald W. Bisbee, a director of the Company, is the chief executive officer, a director and stockholder of Apache.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section  16(a)  of  the Securities  Exchange  Act  of  1934
requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and holders of ten percent or more of the Company's equity securities are required to furnish the Company with copies of all Section 16(a) reports they file.

      Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during the fiscal year ended December 28, 1996, all Section 16(a) filing requirements applicable to its executive officers, directors and holders of ten percent or more of the Company's equity securities were complied with.

                      FINANCIAL STATEMENTS

      The Annual Report to Shareholders of the Company for the fiscal year ended December 28, 1996, is enclosed with this Proxy
Statement.


                       GENERAL INFORMATION

Other Matters

      The Bylaws of the Company require that for business to be properly brought before an annual shareholders' meeting, the Company must have received prior written notice of such business not later than 120 days in advance of the date of such meeting. The notice must describe the proposed business, the shareholders' name and address, a description of the class and number of shares of stock of the Company which are beneficially owned (as that term is defined in the Certificate of Incorporation of the Company) by the shareholder, any material interest of the shareholder in such business and all other information regarding the proposal which the Company would be required to provide in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if proxies for the proposal were being solicited by the Company. Because no such notice has been received in a timely manner, the only business which may be properly brought before the Annual Meeting are the matters set forth herein or those brought before the meeting by or at the direction of the Board of Directors.

     The Board of Directors does not intend to present any matter for action at the annual meeting other than the matters referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies hereby solicited will act in respect of such matters in accordance with their best judgment.

Deadline for Shareholder Proposals

     Proposals by holders of the shares of Common Stock which are intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company no later than December 20, 1997 to be eligible for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. Such proposals must also comply in full with the requirements of Rule 14a-8 under the Securities Act of 1934 and must comply with the advance notice and information requirement described under the heading "GENERAL INFORMATION -- Other Matters" above to be presented at that meeting.

Voting Matters

      In accordance with Delaware law, a shareholder entitled to vote in the election of directors can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. Abstentions from the proposal to approve and ratify the selection of the Company's independent auditors are treated as votes against the particular proposal. Broker non-votes on the election of directors or the proposal to approve and ratify the selection of the Company's independent auditors are treated as shares of Common Stock as to which voting power has been withheld by the respective beneficial holders and, therefore, as shares not entitled to vote on the proposal as to which there is the broker non-vote.

Expenses of Solicitation

     All costs of this solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph by some of the regular employees of the Company. The Company has engaged Morrow & Co., Inc. ("Morrow") as paid solicitors in connection with the Annual Meeting. Morrow will be paid to solicit proxies and distribute proxy materials to nominees, brokers and institutions. The anticipated cost of such services is $3,500, plus expenses. The Company may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses incurred in sending proxy materials to their principals and obtaining their proxies. The Company requests that brokerage houses and other custodians, nominees and fiduciaries forward the soliciting materials to the beneficial owners of the shares of Common Stock held of record by such persons.

                         BY ORDER OF THE BOARD OF DIRECTORS,

                         Richard J. Wall, Jr.
                         Secretary

Kansas City, Missouri
April 14, 1997

     CERNER CORPORATION                                PROXY
                           2800 Rockcreek Parkway
                         Kansas City, Missouri 64117



This Proxy is for the 1997 Annual Meeting of Shareholders of Cerner Corporation, a Delaware corporation, to be held May 20, 1997, at 10:00 a.m., local time, at the American Heartland Theater located at 2450 Grand Avenue, Kansas City, Missouri 64108.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CERNER CORPORATION.

The undersigned hereby appoints Clifford W. Illig and Neal L. Patterson, and each of them, jointly and severally, with full power of substitution, as attorneys-in-fact, to vote all the shares of Common Stock which the undersigned is entitled to vote at the 1997 Annual Meeting of Shareholders of Cerner Corporation to be held on May 20, 1997, and at any adjournment thereof, on the transaction of any and all business which may come before said meeting, as fully and with the same effect as the undersigned might or could do if personally present for the purposes set forth.

The  nominees for director are:  Clifford W. Illig and Thomas C. Tinstman,
M.D.

You are encouraged to specify your choice by marking the appropriate boxes on the reverse side.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                             SEE REVERSE
                                                                 SIDE

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s).
If no direction is made, this proxy will be voted "FOR" the following proposals.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

FOR - Withheld as to all nominees.

1. Election of Directors:

To withhold authority to vote for any nominee(s), mark the "FOR" box and write the name of each such nominee with respect to which you intend to withhold authority to vote on the line provided below.

Unless authority to vote for each nominee is withheld, this Proxy will be deemed to confer authority to vote "FOR" each nominee whose name is not written on the line provided.

2. Ratification and approval of the selection of KPMG Peat Marwick LLP as the Independent auditors of Cerner Corporation for the fiscal year ending January 3, 1998.

If you expect to attend the 1997 Annual Meeting of Shareholders, please check this box.

In their discretion, the proxies are to vote upon such other business as may properly come before the meeting which the board of directors does not have knowledge of a reasonable period of time before the solicitation of this proxy.

Please date and sign as name appears hereon. If shares are held jointly or by two or more persons, each shareholder named should sign. Executors, administrators, trustees, etc. should so indicate when signing. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated April 14, 1997.

-----------------------------      --------------------
Signature                          DATE

-----------------------------      --------------------
Signature                          DATE
PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED.

                     CERNER CORPORATION
                 FOUNDATIONS RETIREMENT PLAN


TO:  All Participants

           The Annual Meeting of the Shareholders of Cerner Corporation (the "Company") will be held at the American Heartland Theater located at 2450 Grand Avenue, Kansas City, Missouri 64108, on May 20, 1997, commencing at 10:00 a.m. As a participant in the Cerner Corporation Foundations Retirement Plan (the "Plan"), you are entitled to instruct American Century Services, Inc., as trustee of the Plan (the "Trustee"), to vote the shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), which have been credited to you under the Plan as of March 28, 1997.

           As of this date, your Plan account has been credited with the number of shares of Common Stock indicated on the label affixed to the bottom of the second page of the enclosed Participant Instruction Form. The number of shares of Common Stock shown includes shares of Common Stock purchased with your elective deferrals, Company matching contributions, and allocations to your account of shares of Common Stock forfeited by terminated associates, as allocated by the provisions of the Plan. Therefore, you may not be fully vested in the total number of shares of Common Stock indicated.

          The Plan gives you the right to direct the Trustee to vote your shares in accordance with your instructions. Your votes are to be indicated on the enclosed Participant Instruction Form and returned to Karen Welle of Cerner Corporation, Mail Drop 1316, no later than May 9, 1997. The Trustee may vote only those shares in the Plan for which valid instructions have been received from the participant. Please sign and date your form and mail it as promptly as possible to Karen Welle at Mail Drop 1316.

Your voting instructions are confidential.


                         AMERICAN CENTURY SERVICES, INC.,
                         as trustee of Cerner Corporation
                         Foundations Retirement Plan

                PARTICIPANT INSTRUCTION FORM
                            UNDER
                     CERNER CORPORATION
                 FOUNDATIONS RETIREMENT PLAN
             FOR ANNUAL MEETING OF SHAREHOLDERS
                         MAY 20, 1997
             ----------------------------------

           I  am  a  participant in the  Cerner  Corporation
Foundations Retirement Plan (the "Plan") of Cerner Corporation (the "Company") entitled to vote the number of shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") indicated on this form.

          I understand that AMERICAN CENTURY SERVICES, INC., as trustee of the Plan (the "Trustee"), will vote the shares of Common Stock upon instructions from participants. I further understand that I may direct the Trustee to vote certain shares of Common Stock in favor and certain shares of Common Stock against any of the proposals, but that to do so requires separate forms.

           I acknowledge receipt of the Company's Notice of Annual Meeting and Proxy Statement for its Annual Meeting of Shareholders to be held May 20, 1997, at 10:00 a.m., local time, at the American Heartland Theater located at 2450 Grand Avenue, Kansas City, Missouri 64108.

          I instruct the Trustee to vote all of my shares of Common Stock as follows:

1.    The  election  of  Clifford W.  Illig  and  Thomas  C.
Tinstman, M.D. as directors.


          ___ FOR           ___  Withheld as to all nominees



     To withhold authority to vote for any nominee(s), mark the "FOR" box and write the name of each such nominee with respect to which you intend to withhold authority to vote on the line provided below.

     --------------------------------------------------------


     Unless authority to vote for each nominee is withheld, this Proxy will be deemed to confer authority to vote
     "FOR" each nominee whose name is not written on the line provided.

2.   Ratification and approval of the selection of KPMG Peat
     Marwick LLP as the independent auditors of Cerner
     Corporation for the fiscal year ending January 3, 1998.

        FOR               AGAINST              ABSTAIN
       -----            ----------           ----------

3. Considering and acting upon any other matters which may properly come before the meeting or any adjournment thereof.

           I direct that Clifford W. Illig and Neal L. Patterson, and each or any one of them, be appointed my true and lawful attorneys, agents and proxies with full power of substitution in my name to vote at the Annual Meeting, and at any and all adjournments thereof, with respect to the shares of Common Stock which have been credited to me under the Plan for the purpose of any matters which may properly come before the meeting or any adjournment thereof.



   -----  a.   I hereby grant the power of attorney
               referred to above.


   -----  b.   I hereby withhold the grant of the power of
               attorney referred to above



                           Date:________________________, 1997




                        ______________________________________
                        (Signature of Participant)

                              (Please  sign exactly as  your
                              name  appears on the label  to
                              this form.  If you are signing
                              as  executor, administrator or
                              guardian,  please  give   your
                              full title as such.)

PLEASE   MARK,  SIGN,  DATE  AND  RETURN  THIS   PARTICIPANT
INSTRUCTION FORM IN THE ENVELOPE PROVIDED TO KAREN WELLE  AT
MAIL DROP 1316.